For:	Alamo Group Inc.

Contact:	Agnes Kamps
Executive Vice President & CFO
830-372-9615

Financial Relations Board
Joe Calabrese
212-827-3772

ALAMO GROUP ANNOUNCES THIRD QUARTER
FINANCIAL RESULTS AND COST REDUCTION ACTIONS

SEGUIN, Texas, October 31, 2024 -- Alamo Group Inc. (NYSE: ALG) today reported results for the third quarter ended September 30, 2024.

Highlights for the Quarter
•Net Sales of $401.3 million, down 4.4% versus prior year
•Industrial Equipment Division net sales of $211.2 million, up 22.3%
•Vegetation Management Division net sales of $190.1 million, down 23.0%
•Income from operations of $40.1 million, 10.0% of net sales
•Net income of $27.4 million
•Fully diluted EPS of $2.28 per share, including $0.10 of expense associated with workforce reductions; EPS of $2.38 per share excluding such expense (1)
•Total debt net of cash of $84.1 million improved by $126.2 million or 60.0% compared to third quarter 2023 (1)
•Backlog at the end of the third quarter was $728.8 million
•Trailing twelve-month EBITDA of $228.2 million holds at 13.7% of Net Sales (1)
•The Company is implementing cost saving actions targeting annualized savings of $25 to $30 million
•Workforce reduction expenses for the third quarter and first nine months were approximately $1.6 and $3.2 million, respectively

Third Quarter Results
Third quarter 2024 net sales of $401.3 million decreased 4.4% compared to $419.6 million in the third quarter of 2023. Gross margin of $100.9 million or 25.1% of net sales declined by $13.3 million and 206

ALAMO GROUP ANNOUNCES 2024 THIRD QUARTER SALES AND EARNINGS Page 2

basis points, impacted by sustained weakness in the forestry and agricultural markets. Continued growth in the Industrial Equipment Division partially offset weaker results in the Vegetation Management Division.

Net income was $27.4 million or $2.28 per diluted share, compared to $34.9 million or $2.91 per diluted share in the third quarter of 2023. The Company's backlog at the end of the third quarter was $728.8 million. While Vegetation Management Division backlog declined by 52%, Industrial Equipment Division backlog continues to grow and is 8.5% higher versus prior year at this time.

Year-to-Date Results
For the first nine months of 2024, net sales of $1.2 billion were 2.3% below the prior year’s first nine months. Gross margin of $320.7 million or 25.8% of net sales compared to $344.7 million or 27.1% of net sales in the prior year. Industrial Equipment Division net sales of $617.8 million grew 21.8%, offsetting lower Vegetation Management Division net sales of $625.4 million, which declined by 18.2% year over year.

Net income for the first nine months was $87.8 million or $7.30 per diluted share, compared to $104.6 million or $8.73 per diluted share in the same period last year.

As part of our commitment to optimize operations and enhance shareholder value, we are diligently executing cost saving initiatives inclusive of plant consolidations and workforce reductions. In the first nine months of 2024, we incurred approximately $3.2 million in employee separation costs and expect the total cost to be between $4.0 million to $4.5 million. Through these ongoing actions, we anticipate achieving annualized cost savings in the range of $25 to $30 million. We have already begun to see some of these savings in the third quarter, with further savings expected to accelerate over the next 12 months.

Comments on Results

Jeff Leonard, Alamo Group's President, and Chief Executive Officer commented, "Our financial results for the third quarter were largely in line with our expectations given the conditions prevalent in our markets. As we experienced in the second quarter, market activity across our two segments continued to diverge.

“Demand for products and services offered by the Industrial Equipment Division remained historically strong in all areas during the third quarter. Spending by governmental agencies to upgrade and modernize maintenance fleets continued at a good pace. In addition, demand from industrial contractors remained strong, and rental fleet utilization was at a healthy level. We were pleased that demand for snow removal equipment remained strong in the third quarter. This Division reported solid sales growth and excellent profitability in the third quarter and its backlog remained elevated.

“The softness in markets for Vegetation Management equipment continued during the quarter as elevated interest rates and a challenging macro economy constrained demand. Sales for agricultural mowers and

ALAMO GROUP ANNOUNCES 2024 THIRD QUARTER SALES AND EARNINGS Page 3

related equipment were muted as farm incomes remained under pressure. Farm equipment dealer inventory, despite coming down most of this year, remained elevated. Weakness in the US housing sector continued to suppress demand for our forestry and tree care products during the quarter. Governmental mowing was once again a bright spot for this Division, and we were pleased to see that our new Mantis prime mover continued to gain acceptance among state and municipal agencies. With difficulties in forestry and agriculture, the Division’s net sales declined 23% compared to the third quarter of 2023. The Division’s operating margin declined under pressure from costs associated with inventory reduction actions, excess capacity, lower efficiency and separation costs.

“To address the weakness in our Vegetation Management Division, during the third quarter we initiated additional efficiency improvement measures aimed at further reducing excess manufacturing capacity. These measures include the sale of our Herschel Parts business to F.P. Bourgalt Tillage Tools Ltd., consolidation of manufacturing of the rotary mowers and other agricultural products, and consolidation of manufacturing of forestry and tree care products. These consolidations will improve the efficiency and utilization of our larger facilities while reducing longer-term capital requirements.

“When completed, these measures will reduce the Company’s worldwide total production capacity by approximately 8%. As a result of the large facility consolidations and associated personnel reductions, the Company’s employee population has declined approximately 10% since January of this year. While the impact of these decisions to our employees is regrettable, ongoing Vegetation Management market weakness demanded that we take significant actions.

“As we look to the end of 2024, our outlook remains cautious as we are not expecting material changes in market conditions in the final weeks of 2024. We continue to anticipate that governmental demand for our products will be strong for the remainder of 2024 and well into the first half of 2025 at least. Our optimism in the strength of the governmental markets is only modestly tempered by the fact that National elections are imminent in the U.S., and the future direction of Federal fiscal policy is uncertain.

“As we look further, we are currently not anticipating significant improvement in the agricultural equipment market until late 2025. The outlook in forestry and tree care is somewhat better. The significant damage caused by the recent storms in the Southeastern United States is beginning to drive demand for the Company’s woodchippers, grinders, and land clearing equipment to support the huge cleanup effort.
We are also optimistic that the housing market will gradually improve given the current outlook for additional interest rate reductions in 2025. A turnaround in housing starts would provide a solid boost to demand for forestry and tree care equipment.

“Given this background, and with confidence in our ability to complete the consolidation activities now underway as well as the strength in our industrial and governmental businesses, we remain encouraged about the Company’s prospects for 2025 and beyond.”

ALAMO GROUP ANNOUNCES 2024 THIRD QUARTER SALES AND EARNINGS Page 4

Earnings Conference Call
The Company will host a conference call to discuss the results on Friday, November 1st, 2024, at 10:00 a.m. ET. Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial (833) 816-1163 (domestic) or
(412) 317-1898 (international). For interested individuals unable to join the call, a replay will be available until Friday, November 8, 2024, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (internationally), passcode 6101611.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events and Presentations”) on Friday, November 1st, 2024, beginning at 10:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution, and service of high-quality equipment for vegetation management, infrastructure maintenance and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements, forestry equipment and related after-market parts and services. The Company, founded in 1969, has approximately 4,000 employees and operates 28 plants in North America, Europe, Australia, and Brazil as of September 30, 2024. The corporate offices of Alamo Group Inc. are located in Seguin, Texas.

Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: adverse economic conditions which could lead to a reduction in overall market demand, supply chain disruptions, labor constraints, increasing costs due to inflation, disease outbreaks, geopolitical risks, including effects of the war in the Ukraine and the Middle East, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

ALAMO GROUP ANNOUNCES 2024 THIRD QUARTER SALES AND EARNINGS Page 5

(Tables Follow)
# # #
(1) This is a non-GAAP financial measure or other information relating to our GAAP financial measures that we have provided to investors in order to allow greater transparency and a deeper understanding of our financial condition and operating results. For a reconciliation of the non-GAAP financial measure or for a more detailed explanation of financial results, refer to “Non-GAAP Financial Measure Reconciliation” below and the Attachments thereto.

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2024	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$140,038	$113,534
Accounts receivable, net	356,617	378,107
Inventories	371,999	371,748
Other current assets	10,950	9,976
Total current assets	879,604	873,365

Rental equipment, net	47,260	38,431

Property, plant and equipment	163,374	164,519

Goodwill	206,458	195,863
Intangible assets	156,399	159,884
Other non-current assets	28,246	23,452

Total assets	$1,481,341	$1,455,514

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$97,259	$110,944
Income taxes payable	15,687	13,695
Accrued liabilities	84,061	79,682
Current maturities of long-term debt and finance lease obligations	15,009	15,008
Total current liabilities	212,016	219,329

Long-term debt, net of current maturities	209,157	308,892
Long-term tax liability	708	2,634
Other long-term liabilities	28,886	22,171
Deferred income taxes	12,854	14,754

Total stockholders’ equity	1,017,720	887,734

Total liabilities and stockholders’ equity	$1,481,341	$1,455,514

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2024	9/30/2023	9/30/2024	9/30/2023
Net sales:
Vegetation Management	$190,115	$246,902	$625,397	$764,683
Industrial Equipment	211,186	172,742	617,793	507,426
Total net sales	401,301	419,644	1,243,190	1,272,109

Cost of sales	300,414	305,501	922,490	927,385
Gross margin	100,887	114,143	320,700	344,724
	25.1%	27.2%	25.8%	27.1%

Selling, general and administration expense	56,747	60,564	178,158	180,090
Amortization expense	4,061	3,826	12,175	11,465
Income from operations	40,079	49,753	130,367	153,169
	10.0%	11.9%	10.5%	12.0%

Interest expense	(4,886)	(6,729)	(17,075)	(19,506)
Interest income	562	385	1,877	1,125
Other income (expense)	(32)	138	1	94

Income before income taxes	35,723	43,547	115,170	134,882
Provision for income taxes	8,318	8,632	27,321	30,244

Net Income	$27,405	$34,915	$87,849	$104,638

Net income per common share:

Basic	$2.29	$2.93	$7.34	$8.78

Diluted	$2.28	$2.91	$7.30	$8.73

Average common shares:
Basic	11,977	11,928	11,965	11,916

Diluted	12,041	11,996	12,035	11,983

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses Operating Income, Adjusted Net Income and Adjusted Diluted EPS, related to the impact of non-recurring items, of which are non-GAAP financial measures. Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. Attachment 3 shows the net change in our total debt net of cash and earnings before interest, taxes, depreciation and amortization ("EBITDA") which is a non-GAAP financial measure. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance. Attachment 4 reflects Division performance inclusive of non-GAAP financial measures such as backlog and earnings before interest, tax, depreciation and amortization ("EBITDA").

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

Impact of Non-recurring Items

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Operating Income - GAAP	$40,079	$49,753	$130,367	$153,169
(add: workforce reduction)	1,607	—	3,226	—
Adjusted Operating Income - non-GAAP	$41,686	$49,753	$133,593	$153,169

Net Income - GAAP	$27,405	$34,915	$87,849	$104,638
(add: workforce reduction)	1,226	—	2,461	—
Adjusted Net Income - non-GAAP	$28,631	$34,915	$90,310	$104,638

Diluted EPS - GAAP	$2.28	$2.91	$7.30	$8.73
(add: workforce reduction)	0.10	—	0.20	—
Adjusted Diluted EPS - non-GAAP	$2.38	$2.91	$7.50	$8.73

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended September 30,			Change due to currency translation
	2024	2023	% change from 2023	$	%

Vegetation Management	$190,115	$246,902	(23.0)%	$(336)	(0.1)%
Industrial Equipment	211,186	172,742	22.3%	(330)	(0.2)%
Total net sales	$401,301	$419,644	(4.4)%	$(666)	(0.2)%

	Nine Months Ended September 30,			Change due to currency translation
	2024	2023	% change from 2023	$	%

Vegetation Management	$625,397	$764,683	(18.2)%	$926	0.1%
Industrial Equipment	617,793	507,426	21.8%	(816)	(0.2)%
Total net sales	$1,243,190	$1,272,109	(2.3)%	$110	—%

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash
	September 30, 2024	September 30, 2023	Net Change

Current maturities	$15,009	$15,008
Long-term debt,net of current	209,157	308,892
Total debt	$224,166	$323,900

Total cash	140,038	113,534
Total Debt Net of Cash	$84,128	$210,366	$(126,238)

EBITDA
	Nine Months Ended		Trailing Twelve Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	December 31, 2023

Income from operations	$130,367	$153,169	$175,165	$197,967
Depreciation	27,284	23,674	36,064	32,454
Amortization	12,702	11,992	16,932	16,222
EBITDA	$170,353	$188,835	$228,161	$246,643

Attachment 4

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Vegetation Management Division Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Backlog			$185,353	$390,206

Net Sales	$190,115	$246,902	625,397	764,683

Income from Operations	12,404	30,251	50,089	102,320
	6.5%	12.3%	8.0%	13.4%

Depreciation	4,457	3,915	13,224	11,335
Amortization	3,032	3,038	9,109	9,124

EBITDA	19,893	37,204	72,422	122,779
	10.5%	15.1%	11.6%	16.1%

Industrial Equipment Division Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Backlog			$543,425	$500,661

Net Sales	$211,186	$172,742	617,793	507,426

Income from Operations	27,675	19,502	80,278	50,849
	13.1%	11.3%	13.0%	10.0%

Depreciation	4,734	4,230	14,060	12,339
Amortization	1,205	964	3,593	2,868

EBITDA	33,614	24,696	97,931	66,056
	15.9%	14.3%	15.9%	13.0%